UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  March 12, 2011 (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                  (State or other jurisdiction                         (Commission File      IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-629-2340
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 8.01 Other Events

On February 10, 2011, the Securities and Exchange Commission sent Accredited Business Consolidators Corp. a letter advising the Company that it failed to comply with certain reporting responsibilities required by the Securities Exchange Act of 1934.  The letter directed AccreditedBiz to file its delinquent reports within fifteen (15) days of the date of the letter.  The letter stated that, in the event AccreditedBiz fails to file its delinquent reports, the Securities and Exchange Commission may choose to initiate proceedings to revoke the Company's registration and/or issue a trading suspension for the stock.

AccreditedBiz advised the Securities and Exchange Commission that it recognized its responsibility to file its reports.  The Company explained that it filed audited annual reports for the periods of 1997 through 2007.  In addition, AccreditedBiz notified the SEC that its most recent quarterly report was filed and that the report provided shareholders with an understanding of the Company's financial position and its business plan.

Subsequently, AccreditedBiz received contact from the Securities and Exchange Commission staff attorney working on the case.  The staff attorney advised that the SEC informally granted the request for an extension and marked their database with the proposed dates.  The informal action does not constitute a no-action determination by the SEC and they may, in their discretion, take any action if they deem it appropriate.

AccreditedBiz continues to work diligently on the required audits.

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.

Dated:   March 12, 2011

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William
Andy William
Vice President

          Twitter:  accreditedbiz
          web:  www.accreditedbiz.com
          fax:  1-267-371-5168